Exhibit 99.1
MSCI Reports Financial Results for
Third Quarter and Nine Months 2024

New York – October 29, 2024 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended September 30, 2024 (“third quarter 2024”) and nine months ended September 30, 2024 (“nine months 2024”).

Financial and Operational Highlights for Third Quarter 2024
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended September 30, 2023 (“third quarter 2023”) and Run Rate percentage changes are relative to September 30, 2023).

•Operating revenues of $724.7 million, up 15.9%; Organic operating revenue growth of 11.1%
•Recurring subscription revenues up 15.4%; Asset-based fees up 19.5%
•Operating margin of 55.4%; Adjusted EBITDA margin of 62.2%
•Diluted EPS of $3.57, up 9.2%; Adjusted EPS of $3.86, up 11.9%
•Organic recurring subscription Run Rate growth of 8.0%; Retention Rate of 94.2%
•In third quarter 2024, a total of $198.7 million or 380,397 shares were repurchased at an average repurchase price of $522.47
•Approximately $125.4 million in dividends were paid to shareholders in third quarter 2024; Cash dividend of $1.60 per share declared by MSCI Board of Directors (“MSCI Board”) for fourth quarter 2024
•On October 28, 2024, the MSCI Board authorized an additional $1.5 billion share repurchase program

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands, except per share data (unaudited)	2024	2023	% Change	2024	2023	% Change
Operating revenues	$724,705	$625,439	15.9%	$2,112,619	$1,838,814	14.9%
Operating income	$401,334	$353,309	13.6%	$1,123,324	$1,013,864	10.8%
Operating margin %	55.4%	56.5%		53.2%	55.1%

Net income	$280,901	$259,659	8.2%	$803,613	$745,212	7.8%

Diluted EPS	$3.57	$3.27	9.2%	$10.15	$9.32	8.9%
Adjusted EPS	$3.86	$3.45	11.9%	$11.03	$9.85	12.0%

Adjusted EBITDA	$450,702	$386,289	16.7%	$1,264,230	$1,108,324	14.1%
Adjusted EBITDA margin %	62.2%	61.8%		59.8%	60.3%

“MSCI’s third-quarter results highlight the underlying strength of our business model and client footprint, as well as the essential role that our solutions play across the investment ecosystem. Among other achievements, we posted our best-ever Q3 for recurring sales in Index and Analytics, along with nearly 20% growth in asset-based-fee revenue, which was driven by record AUM balances in financial products linked to our indexes,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“All of this demonstrates our single most important competitive advantage: the global, diversified, and integrated nature of our franchise. MSCI has always tried to capture the biggest trends reshaping our industry, and we are now better equipped than ever to harness those trends while supporting both traditional and newer client segments,” Fernandez added.

Third Quarter Consolidated Results
Operating Revenues: Operating revenues were $724.7 million, up 15.9%. Organic operating revenue growth was 11.1%. The $99.3 million increase was the result of $71.6 million in higher recurring subscription revenues and $27.6 million in higher asset-based fees.
Run Rate and Retention Rate: Total Run Rate at September 30, 2024 was $2,894.2 million, up 17.3%. Recurring subscription Run Rate increased by $287.9 million, and asset-based fees Run Rate increased by $137.9 million. Organic recurring subscription Run Rate growth was 8.0%. Retention Rate in third quarter 2024 was 94.2%, compared to 95.4% in third quarter 2023.

Expenses: Total operating expenses were $323.4 million, up 18.8%, including $37.8 million of operating expenses associated with Private Capital Solutions (formerly known as The Burgiss Group, LLC), Carbon Markets (formerly known as Trove Research Ltd), Fabric RQ Inc. ("Fabric") and Foxberry Ltd (“Foxberry”).

Adjusted EBITDA expenses were $274.0 million, up 14.6%, primarily reflecting higher compensation and benefits costs related to higher headcount as a result of business growth and the recent acquisitions as well as increases in non-compensation costs, primarily reflecting higher professional fees, information technology and market data costs.

Adjusted EBITDA expense included $23.8 million of expenses associated with Private Capital Solutions, Carbon Markets, Fabric and Foxberry. Approximately $3.1 million in integration costs and $10.9 million of depreciation and amortization related to these acquisitions were excluded from Adjusted EBITDA expense.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 18.9% and 14.7%, respectively.

Operating Income: Operating income was $401.3 million, up 13.6%. Operating income margin in third quarter 2024 was 55.4%, compared to 56.5% in third quarter 2023.

Headcount: As of September 30, 2024, we had 6,118 employees, reflecting a 22.2% increase, which was primarily driven by our recent acquisitions. Approximately 31.5% and 68.5% of employees are located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $44.4 million, up 24.5%, primarily driven by lower interest income reflecting lower average cash balances and the impact of foreign currency exchange rate fluctuations.

Income Taxes: The effective tax rate was 21.3% in the third quarter 2024 compared to 18.3% in third quarter 2023. The increase was primarily driven by higher statutory tax rates and unfavorable discrete items related to prior years.

Net Income: As a result of the factors described above, net income was $280.9 million, up 8.2%.

Adjusted EBITDA: Adjusted EBITDA was $450.7 million, up 16.7%. Adjusted EBITDA margin in third quarter 2024 was 62.2%, compared to 61.8% in third quarter 2023.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$223,945	$206,453	8.5%	$653,929	$603,845	8.3%
Asset-based fees	168,622	141,066	19.5%	482,162	412,354	16.9%
Non-recurring	12,315	14,603	(15.7)%	39,855	47,621	(16.3)%
Total operating revenues	404,882	362,122	11.8%	1,175,946	1,063,820	10.5%
Adjusted EBITDA expenses	90,734	84,450	7.4%	277,048	255,396	8.5%
Adjusted EBITDA	$314,148	$277,672	13.1%	$898,898	$808,424	11.2%
Adjusted EBITDA margin %	77.6%	76.7%		76.4%	76.0%

Index operating revenues were $404.9 million, up 11.8% and included $0.21 million from the acquisition of Foxberry. The $42.8 million increase was driven by $27.6 million in higher asset-based fees and $17.5 million in higher recurring subscription revenues, partially offset by $2.3 million in lower non-recurring revenues. Organic operating revenue growth for Index was 11.8%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted indexes and factor, ESG and climate index products.

The growth in revenues attributed to asset-based fees were primarily driven by ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes, primarily due to an increase in average AUM.

Index Run Rate as of September 30, 2024, was $1.6 billion, up 15.2%. The $209.4 million increase was comprised of a $137.9 million increase in asset-based fees Run Rate and a $71.5 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate primarily reflected higher AUM in both ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products and special packages. The increase reflected growth across all regions. Organic recurring subscription Run Rate growth for Index was 8.5%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$168,150	$151,269	11.2%	$490,829	$443,276	10.7%
Non-recurring	4,226	2,999	40.9%	11,508	7,943	44.9%
Total operating revenues	172,376	154,268	11.7%	502,337	451,219	11.3%
Adjusted EBITDA expenses	82,089	82,487	(0.5)%	258,166	253,509	1.8%
Adjusted EBITDA	$90,287	$71,781	25.8%	$244,171	$197,710	23.5%
Adjusted EBITDA margin %	52.4%	46.5%		48.6%	43.8%

Analytics operating revenues were $172.4 million, up 11.7%. The $18.1 million increase was primarily driven by growth from recurring subscriptions related to both Multi-Asset Class and Equity Analytics products, which also benefited from subscription revenue impacted by client implementations. The increase was also driven by an increase in non-recurring revenues driven by one-time deals related to both Multi-Asset Class and Equity products as well as a number of implementations which were completed in the quarter. Organic operating revenue growth for Analytics was 11.7%.

Analytics Run Rate as of September 30, 2024, was $691.3 million, up 8.1%. The increase of $51.9 million was primarily driven by growth in both Multi-Asset Class and Equity Analytics products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 7.1%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$81,536	$71,744	13.6%	$235,954	$207,523	13.7%
Non-recurring	2,107	1,294	62.8%	5,428	3,792	43.1%
Total operating revenues	83,643	73,038	14.5%	241,382	211,315	14.2%
Adjusted EBITDA expenses	53,654	47,598	12.7%	166,372	145,201	14.6%
Adjusted EBITDA	$29,989	$25,440	17.9%	$75,010	$66,114	13.5%
Adjusted EBITDA margin %	35.9%	34.8%		31.1%	31.3%

ESG and Climate operating revenues were $83.6 million, up 14.5%. The $10.6 million increase was primarily driven by growth from recurring subscriptions related to Ratings, Climate and Screening products. Organic operating revenue growth for ESG and Climate was 11.0%.

ESG and Climate Run Rate as of September 30, 2024, was $344.0 million, up 15.7%. The $46.7 million increase primarily reflects growth from Ratings, Climate and Screening products with contributions across all regions and client segments. Organic recurring subscription Run Rate growth for ESG and Climate was 11.2%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$62,991	$35,531	77.3%	$190,434	$111,292	71.1%
Non-recurring	813	480	69.4%	2,520	1,168	115.8%
Total operating revenues	63,804	36,011	77.2%	192,954	112,460	71.6%
Adjusted EBITDA expenses	47,526	24,615	93.1%	146,803	76,384	92.2%
Adjusted EBITDA	$16,278	$11,396	42.8%	$46,151	$36,076	27.9%
Adjusted EBITDA margin %	25.5%	31.6%		23.9%	32.1%

All Other – Private Assets operating revenues, which reflect the Real Assets and Private Capital Solutions operating segments, were $63.8 million, up 77.2% The growth in revenue is primarily driven by revenues attributable to the step acquisition of Burgiss. Organic operating revenue growth for All Other – Private Assets was 1.0%.

All Other – Private Assets Run Rate, which reflects the Real Assets and Private Capital Solutions operating segments, was $268.6 million as of September 30, 2024, up 78.2%, and included $110.1 million from Private Capital Solutions. The remaining growth in the run rate was primarily driven by Index Intel products. Organic recurring subscription Run Rate growth for All Other – Private Assets was 2.4%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $501.0 million as of September 30, 2024. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of September 30, 2024, were $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 3.7x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 2.7x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

In September and October 2024, MSCI repaid $25.0 million and $125.0 million, respectively, of the revolving loans under the Revolving Credit Facility.

Capex and Cash Flow: Capex was $27.6 million, and net cash provided by operating activities increased by 44.8% to $421.6 million, primarily reflecting higher cash collections from clients, partially offset by higher operating expenses. Free cash flow for third quarter 2024 was up 45.8% to $394.0 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 78.7 million in third quarter 2024, down 1.0% year-over-year. Total share repurchases during the quarter were $198.7 million or 380,397 shares at an average repurchase price of $522.47. Total shares outstanding as of September 30, 2024 were 78.4 million. A total of approximately $1.9 billion remains on the outstanding share repurchase authorization as of October 28, 2024, following the MSCI Board’s approval of the 2024 share repurchase program.

Dividends: Approximately $125.4 million in dividends were paid to shareholders in third quarter 2024. On October 28, 2024, the MSCI Board declared a cash dividend of $1.60 per share for fourth quarter 2024, payable on November 29, 2024, to shareholders of record as of the close of trading on November 15, 2024.

Full-Year 2024 Guidance
MSCI’s guidance for the year ending December 31, 2024 (“Full-Year 2024”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2024	Prior Guidance for Full-Year 2024
Operating Expense	$1,305 to $1,345 million	$1,305 to $1,345 million
Adjusted EBITDA Expense	$1,130 to $1,160 million	$1,130 to $1,160 million
Interest Expense (including amortization of financing fees)(1)	$183 to $186 million	$185 to $189 million
Depreciation & Amortization Expense	$175 to $185 million	$175 to $185 million
Effective Tax Rate	18.0% to 19.5%	18% to 21%
Capital Expenditures	$105 to $115 million	$95 to $105 million
Net Cash Provided by Operating Activities	$1,420 to $1,470 million	$1,330 to $1,380 million
Free Cash Flow	$1,305 to $1,365 million	$1,225 to $1,285 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our Revolving Credit Facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

Conference Call Information
MSCI’s senior management will review the third quarter 2024 results on Tuesday, October 29, 2024 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations, or via telephone, dial +1-888-596-4144 conference ID 9979278 within the United States. International callers may dial +1-646-968-2525 conference ID 9979278. The teleconference will also be webcast with an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

-Ends-

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR
MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh    + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco    +1 212 981 1049
Konstantinos Makrygiannis +44(0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2024 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure
MSCI uses its Investor Relations homepage and its Corporate Responsibility homepage as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.
Notes Regarding the Use of Operating Metrics
MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.
Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.
The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such termination or non-renewal may not be effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.
Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.
Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract when we (i) have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and (ii) have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such termination or non-renewal may not be effective until a later date.

“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.
Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.
Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs, the impact related to write-off of deferred fees on debt extinguishment and the impact related to gain from changes in ownership interest of investees.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.
Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).
We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.
We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations
Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands, except per share data	2024	2023	Change	2024	2023	Change
Operating revenues	$724,705	$625,439	15.9%	$2,112,619	$1,838,814	14.9%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	126,192	105,311	19.8%	382,815	324,024	18.1%
Selling and marketing	70,763	66,581	6.3%	214,385	201,044	6.6%
Research and development	38,584	31,438	22.7%	120,182	92,901	29.4%
General and administrative	41,561	36,826	12.9%	137,958	113,527	21.5%
Amortization of intangible assets	41,939	26,722	56.9%	121,316	77,543	56.4%
Depreciation and amortization of property,
equipment and leasehold improvements	4,332	5,252	(17.5)%	12,639	15,911	(20.6)%
Total operating expenses(1)	323,371	272,130	18.8%	989,295	824,950	19.9%

Operating income	401,334	353,309	13.6%	1,123,324	1,013,864	10.8%

Interest income	(5,217)	(10,314)	(49.4)%	(17,375)	(31,079)	(44.1)%
Interest expense	46,688	46,902	(0.5)%	139,995	139,725	0.2%
Other expense (income)	2,927	(935)	n/m	7,881	4,032	95.5%
Other expense (income), net	44,398	35,653	24.5%	130,501	112,678	15.8%

Income before provision for income taxes	356,936	317,656	12.4%	992,823	901,186	10.2%

Provision for income taxes	76,035	57,997	31.1%	189,210	155,974	21.3%
Net income	$280,901	$259,659	8.2%	$803,613	$745,212	7.8%

Earnings per basic common share	$3.58	$3.28	9.1%	$10.18	$9.36	8.8%

Earnings per diluted common share	$3.57	$3.27	9.2%	$10.15	$9.32	8.9%

Weighted average shares outstanding used
in computing earnings per share:

Basic	78,499	79,116	(0.8)%	78,925	79,580	(0.8)%
Diluted	78,729	79,500	(1.0)%	79,159	79,959	(1.0)%

n/m: not meaningful.

(1) Includes stock-based compensation expense of $19.1 million and $18.4 million for the three months ended Sep. 30, 2024 and Sep. 30, 2023, respectively. Includes stock-based compensation expense of $73.1 million and $56.0 million for the nine months ended Sep. 30, 2024 and Sep. 30, 2023, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	Sep. 30,	Dec. 31,
In thousands	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,909 and $3,878 at September 30, 2024 and December 31, 2023, respectively)	$500,979	$461,693
Accounts receivable (net of allowances of $4,363 and $3,968 at September 30, 2024 and December 31, 2023, respectively)	643,807	839,555
Other current assets	141,010	116,905
Total current assets	1,285,796	1,418,153
Property, equipment and leasehold improvements, net	62,317	55,920
Right of use assets	121,726	115,243
Goodwill	2,916,102	2,887,692
Intangible assets, net	931,428	956,234
Other non-current assets	91,580	84,977
Total assets	$5,408,949	$5,518,219

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$—	$10,902
Deferred revenue	942,840	1,083,864
Other current liabilities	435,075	422,259
Total current liabilities	1,377,915	1,517,025
Long-term debt	4,484,773	4,496,826
Long-term operating lease liabilities	123,939	120,134
Other non-current liabilities	173,320	123,998
Total liabilities	6,159,947	6,257,983

Total shareholders’ equity (deficit)	(750,998)	(739,764)
Total liabilities and shareholders’ equity (deficit)	$5,408,949	$5,518,219

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Cash flows from operating activities
Net income	$280,901	$259,659	8.2%	$803,613	$745,212	7.8%
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	41,939	26,722	56.9%	121,316	77,543	56.4%
Stock-based compensation expense	18,503	18,144	2.0%	72,235	55,375	30.4%
Depreciation and amortization of property, equipment and leasehold improvements	4,332	5,252	(17.5)%	12,639	15,911	(20.6)%
Amortization of right of use assets	7,745	5,898	31.3%	19,582	17,484	12.0%
Loss on extinguishment of debt	—	—	—%	1,510	—	100.0%
Other adjustment	1,819	(22,721)	n/m	43,856	(25,983)	n/m
Net changes in other operating assets and liabilities	66,370	(1,823)	n/m	(3,757)	(38,466)	90.2%
Net cash provided by operating activities	421,609	291,131	44.8%	1,070,994	847,076	26.4%

Cash flows from investing activities
Capitalized software development costs	(20,975)	(17,417)	(20.4)%	(59,648)	(50,080)	(19.1)%
Capital expenditures	(6,626)	(3,564)	(85.9)%	(19,515)	(18,942)	(3.0)%
Cash paid for acquisitions, net of cash acquired	—	—	—%	(27,467)	—	100.0%
Other	(463)	—	100.0%	(892)	(389)	(129.3)%
Net cash used in investing activities	(28,064)	(20,981)	(33.8)%	(107,522)	(69,411)	(54.9)%

Cash flows from financing activities
Repurchase of common stock held in treasury	(199,509)	(18,744)	n/m	(511,218)	(504,161)	(1.4)%
Payment of dividends	(125,757)	(109,380)	(15.0)%	(383,980)	(331,640)	(15.8)%
Repayment of borrowings	(25,000)	(2,188)	n/m	(364,063)	(6,563)	n/m
Proceeds from borrowings	—	—	—%	336,875	—	100.0%
Payment of debt issuance costs	—	—	—%	(3,739)	—	100.0%
Net cash used in financing activities	(350,266)	(130,312)	(168.8)%	(926,125)	(842,364)	(9.9)%

Effect of exchange rate changes	6,299	(3,615)	n/m	1,939	(313)	n/m

Net increase (decrease) in cash, cash equivalents and restricted cash	49,578	136,223	(63.6)%	39,286	(65,012)	n/m
Cash, cash equivalents and restricted cash, beginning of period	451,401	792,329	(43.0)%	461,693	993,564	(53.5)%
Cash, cash equivalents and restricted cash, end of period	$500,979	$928,552	(46.0)%	$500,979	$928,552	(46.0)%

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$223,945	$206,453	8.5%	$653,929	$603,845	8.3%
Asset-based fees	168,622	141,066	19.5%	482,162	412,354	16.9%
Non-recurring	12,315	14,603	(15.7)%	39,855	47,621	(16.3)%
Total operating revenues	404,882	362,122	11.8%	1,175,946	1,063,820	10.5%
Adjusted EBITDA expenses	90,734	84,450	7.4%	277,048	255,396	8.5%
Adjusted EBITDA	$314,148	$277,672	13.1%	$898,898	$808,424	11.2%
Adjusted EBITDA margin %	77.6%	76.7%		76.4%	76.0%

Analytics	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$168,150	$151,269	11.2%	$490,829	$443,276	10.7%
Non-recurring	4,226	2,999	40.9%	11,508	7,943	44.9%
Total operating revenues	172,376	154,268	11.7%	502,337	451,219	11.3%
Adjusted EBITDA expenses	82,089	82,487	(0.5)%	258,166	253,509	1.8%
Adjusted EBITDA	$90,287	$71,781	25.8%	$244,171	$197,710	23.5%
Adjusted EBITDA margin %	52.4%	46.5%		48.6%	43.8%

ESG and Climate	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$81,536	$71,744	13.6%	$235,954	$207,523	13.7%
Non-recurring	2,107	1,294	62.8%	5,428	3,792	43.1%
Total operating revenues	83,643	73,038	14.5%	241,382	211,315	14.2%
Adjusted EBITDA expenses	53,654	47,598	12.7%	166,372	145,201	14.6%
Adjusted EBITDA	$29,989	$25,440	17.9%	$75,010	$66,114	13.5%
Adjusted EBITDA margin %	35.9%	34.8%		31.1%	31.3%

All Other - Private Assets	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$62,991	$35,531	77.3%	$190,434	$111,292	71.1%
Non-recurring	813	480	69.4%	2,520	1,168	115.8%
Total operating revenues	63,804	36,011	77.2%	192,954	112,460	71.6%
Adjusted EBITDA expenses	47,526	24,615	93.1%	146,803	76,384	92.2%
Adjusted EBITDA	$16,278	$11,396	42.8%	$46,151	$36,076	27.9%
Adjusted EBITDA margin %	25.5%	31.6%		23.9%	32.1%

Consolidated	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$536,622	$464,997	15.4%	$1,571,146	$1,365,936	15.0%
Asset-based fees	168,622	141,066	19.5%	482,162	412,354	16.9%
Non-recurring	19,461	19,376	0.4%	59,311	60,524	(2.0)%
Operating revenues total	724,705	625,439	15.9%	2,112,619	1,838,814	14.9%
Adjusted EBITDA expenses	274,003	239,150	14.6%	848,389	730,490	16.1%
Adjusted EBITDA	$450,702	$386,289	16.7%	$1,264,230	$1,108,324	14.1%
Operating margin %	55.4%	56.5%		53.2%	55.1%
Adjusted EBITDA margin %	62.2%	61.8%		59.8%	60.3%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Index
New recurring subscription sales	$25,271	$23,978	5.4%	$80,081	$80,156	(0.1)%
Subscription cancellations	(9,862)	(7,402)	33.2%	(34,876)	(22,617)	54.2%
Net new recurring subscription sales	$15,409	$16,576	(7.0)%	$45,205	$57,539	(21.4)%
Non-recurring sales	$13,883	$14,679	(5.4)%	$44,687	$54,365	(17.8)%
Total gross sales	$39,154	$38,657	1.3%	$124,768	$134,521	(7.3)%
Total Index net sales	$29,292	$31,255	(6.3)%	$89,892	$111,904	(19.7)%

Index Retention Rate(2)	95.4%	96.2%		94.6%	96.1%

Analytics
New recurring subscription sales	$20,780	$18,787	10.6%	$56,137	$50,751	10.6%
Subscription cancellations	(10,307)	(7,543)	36.6%	(28,001)	(24,094)	16.2%
Net new recurring subscription sales	$10,473	$11,244	(6.9)%	$28,136	$26,657	5.5%
Non-recurring sales	$7,293	$3,206	127.5%	$13,812	$8,734	58.1%
Total gross sales	$28,073	$21,993	27.6%	$69,949	$59,485	17.6%
Total Analytics net sales	$17,766	$14,450	22.9%	$41,948	$35,391	18.5%

Analytics Retention Rate(3)	93.8%	95.1%		94.4%	94.8%

ESG and Climate
New recurring subscription sales	$9,333	$12,124	(23.0)%	$39,361	$38,497	2.2%
Subscription cancellations	(5,575)	(2,639)	111.3%	(17,496)	(7,331)	138.7%
Net new recurring subscription sales	$3,758	$9,485	(60.4)%	$21,865	$31,166	(29.8)%
Non-recurring sales	$2,345	$1,532	53.1%	$6,852	$4,066	68.5%
Total gross sales	$11,678	$13,656	(14.5)%	$46,213	$42,563	8.6%
Total ESG and Climate net sales	$6,103	$11,017	(44.6)%	$28,717	$35,232	(18.5)%

ESG and Climate Retention Rate(4)	93.0%	96.0%		92.7%	96.3%

All Other - Private Assets
New recurring subscription sales	$9,959	$4,788	108.0%	$29,877	$14,746	102.6%
Subscription cancellations	(4,610)	(3,153)	46.2%	(15,112)	(8,634)	75.0%
Net new recurring subscription sales	$5,349	$1,635	227.2%	$14,765	$6,112	141.6%
Non-recurring sales	$520	$262	98.5%	$2,361	$1,069	120.9%
Total gross sales	$10,479	$5,050	107.5%	$32,238	$15,815	103.8%
Total All Other - Private Assets net sales	$5,869	$1,897	209.4%	$17,126	$7,181	138.5%

All Other - Private Assets Retention Rate(5)	92.7%	91.3%		92.0%	92.1%

Consolidated
New recurring subscription sales	$65,343	$59,677	9.5%	$205,456	$184,150	11.6%
Subscription cancellations	(30,354)	(20,737)	46.4%	(95,485)	(62,676)	52.3%
Net new recurring subscription sales	$34,989	$38,940	(10.1)%	$109,971	$121,474	(9.5)%
Non-recurring sales	$24,041	$19,679	22.2%	$67,712	$68,234	(0.8)%
Total gross sales	$89,384	$79,356	12.6%	$273,168	$252,384	8.2%
Total net sales	$59,030	$58,619	0.7%	$177,683	$189,708	(6.3)%

Total Retention Rate(6)	94.2%	95.4%		93.9%	95.4%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.
(2) Retention rate for Index excluding the impact of the acquisition of Foxberry was 95.5% and 94.6% for the three and nine months ended Sep. 30, 2024, respectively.
(3) Retention rate for Analytics excluding the impact of the acquisition of Fabric was 93.8% and 94.4% for the three and nine months ended Sep. 30, 2024, respectively.
(4) Retention rate for ESG and Climate excluding the impact of the acquisition of Trove was 93.4% and 92.9% for the three and nine months ended Sep. 30, 2024, respectively.
(5) Retention rate for All Other – Private Assets excluding the impact of the acquisition of Burgiss was 92.2% and 90.7% for the three and nine months ended Sep. 30, 2024, respectively.
(6) Total retention rate excluding the impact of the acquisitions of Foxberry, Fabric, Trove and Burgiss was 94.4% and 94.0% for the three and nine months ended Sep. 30, 2024, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Nine Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
In billions	2023	2023	2024	2024	2024	2023	2024
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,372.5	$1,322.8	$1,468.9	$1,582.6	$1,631.9	$1,222.9	$1,468.9
Market Appreciation/(Depreciation)	(56.1)	130.5	92.8	21.2	111.3	67.4	225.3
Cash Inflows	6.4	15.6	20.9	28.1	18.6	32.5	67.6
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,322.8	$1,468.9	$1,582.6	$1,631.9	$1,761.8	$1,322.8	$1,761.8

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,376.5	$1,364.9	$1,508.8	$1,590.6	$1,677.0	$1,332.6	$1,592.1

Period-End Basis Point Fee(3)	2.51	2.50	2.48	2.47	2.44	2.51	2.44

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Sep. 30,	Sep. 30,	%
In thousands	2024	2023	Change
Index
Recurring subscriptions	$906,803	$835,334	8.6%
Asset-based fees	683,462	545,548	25.3%
Index Run Rate	1,590,265	1,380,882	15.2%

Analytics Run Rate	691,333	639,462	8.1%

ESG and Climate Run Rate	344,015	297,297	15.7%

All Other - Private Assets Run Rate	268,577	150,749	78.2%

Total Run Rate	$2,894,190	$2,468,390	17.3%

Total recurring subscriptions	$2,210,728	$1,922,842	15.0%
Total asset-based fees	683,462	545,548	25.3%
Total Run Rate	$2,894,190	$2,468,390	17.3%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2024	2023	2024	2023
Net income	$280,901	$259,659	$803,613	$745,212
Provision for income taxes	76,035	57,997	189,210	155,974
Other expense (income), net	44,398	35,653	130,501	112,678
Operating income	401,334	353,309	1,123,324	1,013,864
Amortization of intangible assets	41,939	26,722	121,316	77,543
Depreciation and amortization of property,
equipment and leasehold improvements	4,332	5,252	12,639	15,911
Acquisition-related integration and transaction costs(1)	3,097	1,006	6,951	1,006
Consolidated adjusted EBITDA	$450,702	$386,289	$1,264,230	$1,108,324

Index adjusted EBITDA	$314,148	$277,672	$898,898	$808,424
Analytics adjusted EBITDA	90,287	71,781	244,171	197,710
ESG and Climate adjusted EBITDA	29,989	25,440	75,010	66,114
All Other - Private Assets adjusted EBITDA	16,278	11,396	46,151	36,076
Consolidated adjusted EBITDA	$450,702	$386,289	$1,264,230	$1,108,324

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands, except per share data	2024	2023	2024	2023
Net income	$280,901	$259,659	$803,613	$745,212
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	26,066	16,722	77,226	50,356
Plus: Acquisition-related integration and transaction costs(1)	3,140	1,006	6,994	1,006
Plus: Write-off of deferred fees on debt extinguishment	—	—	1,510	—
Less: Gain from changes in ownership interest of investees	—	—	—	(447)
Less: Income tax effect(2)	(6,260)	(3,327)	(16,432)	(8,880)
Adjusted net income	$303,847	$274,060	$872,911	$787,247

Diluted EPS	$3.57	$3.27	$10.15	$9.32
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.33	0.21	0.98	0.63
Plus: Acquisition-related integration and transaction costs(1)	0.04	0.01	0.09	0.01
Plus: Write-off of deferred fees on debt extinguishment	—	—	0.02	—
Less: Gain from changes in ownership interest of investees	—	—	—	(0.01)
Less: Income tax effect(2)	(0.08)	(0.04)	(0.21)	(0.10)
Adjusted EPS	$3.86	$3.45	$11.03	$9.85

Diluted weighted average common shares outstanding	78,729	79,500	79,159	79,959

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2024
In thousands	2024	2023	2024	2023	Guidance (1)
Total operating expenses	$323,371	$272,130	$989,295	$824,950	$1,305,000 - $1,345,000
Amortization of intangible assets	41,939	26,722	121,316	77,543
Depreciation and amortization of property,
equipment and leasehold improvements	4,332	5,252	12,639	15,911	$175,000 - $185,000
Acquisition-related integration and transaction costs(2)	3,097	1,006	6,951	1,006
Consolidated adjusted EBITDA expenses	$274,003	$239,150	$848,389	$730,490	$1,130,000 - $1,160,000

Index adjusted EBITDA expenses	$90,734	$84,450	$277,048	$255,396
Analytics adjusted EBITDA expenses	82,089	82,487	258,166	253,509
ESG and Climate adjusted EBITDA expenses	53,654	47,598	166,372	145,201
All Other - Private Assets adjusted EBITDA expenses	47,526	24,615	146,803	76,384
Consolidated adjusted EBITDA expenses	$274,003	$239,150	$848,389	$730,490	$1,130,000 - $1,160,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2024
In thousands	2024	2023	2024	2023	Guidance (1)
Net cash provided by operating activities	$421,609	$291,131	$1,070,994	$847,076	$1,420,000 - $1,470,000
Capital expenditures	(6,626)	(3,564)	(19,515)	(18,942)
Capitalized software development costs	(20,975)	(17,417)	(59,648)	(50,080)
Capex	(27,601)	(20,981)	(79,163)	(69,022)	($105,000 - $115,000)
Free cash flow	$394,008	$270,150	$991,831	$778,054	$1,305,000 - $1,365,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Third Quarter 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended September 30, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.8%	8.5%	19.5%	(15.7)%
Impact of acquisitions and divestitures	—%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	0.1%	—%	—%
Organic operating revenue growth	11.8%	8.5%	19.5%	(15.7)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.7%	11.2%	—%	40.9%
Impact of acquisitions and divestitures	(0.1)%	(0.2)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	—%	0.1%
Organic operating revenue growth	11.7%	11.1%	—%	41.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.5%	13.6%	—%	62.8%
Impact of acquisitions and divestitures	(1.4)%	(1.4)%	—%	(2.3)%
Impact of foreign currency exchange rate fluctuations	(2.1)%	(2.0)%	—%	(0.9)%
Organic operating revenue growth	11.0%	10.2%	—%	59.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	77.2%	77.3%	—%	69.4%
Impact of acquisitions and divestitures	(75.1)%	(75.2)%	—%	(72.9)%
Impact of foreign currency exchange rate fluctuations	(1.1)%	(1.0)%	—%	(0.7)%
Organic operating revenue growth	1.0%	1.1%	—%	(4.2)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	15.9%	15.4%	19.5%	0.4%
Impact of acquisitions and divestitures	(4.6)%	(6.0)%	—%	(1.9)%
Impact of foreign currency exchange rate fluctuations	(0.2)%	(0.4)%	—%	(0.1)%
Organic operating revenue growth	11.1%	9.0%	19.5%	(1.6)%

Table 14: Nine Months 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Nine Months Ended September 30, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.5%	8.3%	16.9%	(16.3)%
Impact of acquisitions and divestitures	—%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.3%	0.1%	—%
Organic operating revenue growth	10.7%	8.5%	17.0%	(16.3)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.3%	10.7%	—%	44.9%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.4%	0.4%	—%	1.2%
Organic operating revenue growth	11.6%	11.0%	—%	46.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.2%	13.7%	—%	43.1%
Impact of acquisitions and divestitures	(1.6)%	(1.6)%	—%	(2.5)%
Impact of foreign currency exchange rate fluctuations	(1.9)%	(2.0)%	—%	—%
Organic operating revenue growth	10.7%	10.1%	—%	40.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	71.6%	71.1%	—%	115.8%
Impact of acquisitions and divestitures	(69.4)%	(69.3)%	—%	(80.0)%
Impact of foreign currency exchange rate fluctuations	(0.5)%	(0.5)%	—%	(0.3)%
Organic operating revenue growth	1.7%	1.3%	—%	35.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.9%	15.0%	16.9%	(2.0)%
Impact of acquisitions and divestitures	(4.5)%	(5.9)%	—%	(1.7)%
Impact of foreign currency exchange rate fluctuations	—%	(0.1)%	0.1%	0.1%
Organic operating revenue growth	10.4%	9.0%	17.0%	(3.6)%